UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 29, 2010
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA		94105
(Address of principal executive offices)		(Zip Code)
(415) 278-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 29, 2010, Blair W. Lambert resigned as Chief Financial Officer of The Gymboree Corporation (the "Company"), effective January 30, 2010.  Mr. Lambert intends to continue in his capacity as the Company's Chief Operating Officer through November 2010.  He remains a director of the Company and intends to continue to serve as a director following his retirement as an executive officer.

(c) In connection with Mr. Lambert's change of responsibilities, on February 1, 2010, the Company's Board of Directors appointed Jeffrey P. Harris as the Company's Chief Financial Officer, effective immediately.  Mr. Harris, 46, previously held the position of Vice President, Finance since joining the Company in July 2005.  In 2004, he served as Vice President of Finance for CBS MarketWatch, a leading multimedia source of financial news and information, until its sale to Dow Jones in 2005.  From 2001 to 2004, Mr. Harris was employed at Lucasfilm in the capacity of Corporate Controller.  Prior to that time, he worked in the Consumer Products division of The Walt Disney Company, an entertainment company, as Controller and Director of Finance for its Art and Collectibles division.  Mr. Harris also spent over seven years working in various finance and audit roles for the Tribune Company based in Chicago, Illinois. Mr. Harris is a Certified Public Accountant (inactive).

In connection with Mr. Harris's appointment as Chief Financial Officer, the Compensation Committee of the Board of Directors approved compensation arrangements with Mr. Harris including an annual salary of $285,000 and participation in the Company’s cash incentive bonus plan for fiscal 2010 with a target payout at 65% of his base salary.  The Compensation Committee also granted Mr. Harris a restricted stock award for 25,000 shares of the Company’s common stock under the Company's 2004 Equity Incentive Plan.  The award contains performance criteria that must be satisfied during fiscal 2010.  At the end of fiscal 2010, the portion of the award that is earned will be determined based on actual performance and 25% of that earned portion, if any, will vest.  The remaining 75% of the earned portion of the award will vest in annual increments of 25% over three years provided that Mr. Harris remains employed by the Company.

As a participant in the Company's Amended and Restated Management Change of Control Plan, if Mr. Harris is terminated involuntarily, other than for death, disability or cause, at any time within 18 months following a change of control of the Company, he will be eligible to receive a payment equal to 300% of his annual compensation (from his previous level of participation at 200% of annual compensation) and a pro-rated bonus, in a single lump-sum payment, less applicable taxes, and COBRA premiums continuation payments for 18 months.  Mr. Harris continues to participate in the Company's Amended and Restated Management Severance Plan on the same basis as all other executive officers (eligibility for potential severance payments equal to 100% of base salary).

(d)  On February 1, 2010, the Company's Board of Directors elected Scott A. Ryles as a director, effective immediately, to serve as a Class II director with a term expiring at the annual meeting of stockholders in 2010.  Mr. Ryles' membership on committees of the Company's Board of Directors has not been determined.  Mr. Ryles will receive an annual retainer fee and an annual restricted stock award as compensation for his service as a director pursuant to the Company’s standard compensation arrangements for non-employee directors, as described in more detail in "2008 Director Compensation Table" in the Company's  Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: February 4, 2010	By:	/s/ KIMBERLY HOLTZ MACMILLAN
Name: Kimberly Holtz MacMillan
Title: Vice President and General Counsel